UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 11, 2016

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On December 2, 2015, Heartland Financial USA, Inc. (“Heartland”) filed a Current Report on Form 8‑K reporting that on November 30, 2015 Heartland completed its acquisition of Premier Valley Bank through the merger of Premier Valley Bank with and into a wholly owned subsidiary of Heartland.
This Form 8‑K/A amends the Form 8‑K Heartland filed on December 2, 2015 to include (a) the consolidated financial statements of Premier Valley Bank at and for the years ended December 31, 2014 and December 31, 2013 and the interim consolidated financial statements (unaudited) of Premier Valley Bank at and for the nine months ended September 30, 2015 required by Item 9.01(a) of Form 8‑K, and (b) unaudited pro forma consolidated financial statements related to Heartland’s acquisition of Premier Valley Bank required by Item 9.01(b) of Form 8‑K.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Business Acquired
The consolidated financial statements of Premier Valley Bank at and for the years ended December 31, 2014 and December 31, 2013 and the interim consolidated financial statements (unaudited) of Premier Valley Bank at and for the nine months ended September 30, 2015 are attached as Exhibit 99.1 to this Form 8‑K/A and incorporated by reference into this Form 8‑K/A.

(b)    Pro Forma Financial Information
The unaudited pro forma financial statements related to Heartland’s acquisition of Premier Valley Bank are attached as Exhibit 99.2 to this Form 8‑K/A and are incorporated by reference into this Form 8‑K/A.

(c)    Exhibits

99.1
Consolidated financial statements of Premier Valley Bank at and for the years ended December 31, 2014 and December 31, 2013 and interim consolidated financial statements (unaudited) of Premier Valley Bank at and for the nine months ended September 30, 2015.

99.2	Unaudited pro forma financial statements related to Heartland’s acquisition of Premier Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2016	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer